UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 16, 2008

Technology Resources, Inc.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-132796	59-3364116
(Commission File Number)	(IRS Employer Identification No.)

77-6360 Halawai Place
Kailua Kona, HI, 96740

(Address of principal executive offices and zip code)

(808) 329-4809

 (Registrant's telephone number including area code)

3066 Landmark Blvd, No. 1305
Palm Harbor, Florida 34684

(Former Address)

727-781-3656

(Former Phone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

5.02 On June 16, 2008 the Board of Directors of the Company received and accepted the resignations of the following individuals: William S. Lee resigned as President of the Company; Emily Lee resigned as Vice President of the Company; Lou Maki resigned as Treasurer of the Company; and Laurel Lee Miller resigned as Secretary of the Company.

On June 16, 2008, the Board of Directors of the Company elected the following five individuals to serve as directors of the Company: Seth Gambee, John Garcia, Brett Walters, Cliff Walters, and Trent Walters.

On June 16, 2008, the Board of Directors appointed the following individuals as officers of the Company:  Cliff Walters was appointed as Chief Executive Officer, Seth Gambee was appointed as Chief Financial Officers and Senior Vice President, Global Distribution, Trent Walters was appointed as Senior Vice President, Manufacturing-Product Development, Brett Walters was appointed as Senior Vice President, Global Sales & Marketing, and Lynae Gambee was appointed as Controller of the Company.

Lynae Gambee, 33, Graduated from Howard College with an Associates Degree of Applied Science, Dental Hygiene and is Dental Hygiene Board Certified in Western Regional, Central Regional, and Alberta, Canada.  Lynae worked as a dental hygienist for seven years. Since 2003, she has worked in customer service and accounting for several Hawaii-based businesses.

Seth Gambee, 37, graduated from Brigham Young University in Provo, UT with a B.S. in Physical Therapy in 1997, and graduated from Palmer College of Chiropractic in Davenport, IA in 2001.  Seth has served in numerous leadership positions including serving as the National Marketing Director for Legacy for Life, an International Direct Sales Company, where his responsibilities included regional promotions and sales, and training of an organization of sales representatives from over 20 different states.  Seth has also founded a number of companies within Hawaii including Manta Ray Snorkel & Dive, Kealakekua Kayak & Dive, Shaka Discount Activities, ISpyUSA.com.

John Garcia, 54, has backed or helped “incubate“ early stage investments for the past 18 years in such sectors as life sciences, technology, air travel, and most recently media and the emerging Latino markets. Mr. Garcia has been a senior executive with several biotech companies and other large companies including Boehringer-Mannheim Diagnostics, Hitachi, and Coulter Electronics. He co-founded Sierra Medical Supply in Sacramento, California. In 1983, Mr. Garcia co-founded ATEK/Sierra Medical Systems, later acquired by Alcon Labs. Prior to his corporate career, Mr. Garcia had an accomplished career as a psychotherapist and author. He is a member of several corporate Boards of Directors, including HeathLink and POW! Entertainment, Inc. Additionally, Mr. Garcia serves on think tanks at Stanford University and is a Member of the Board of Governors and a Member of the Executive Fellows of Chapman University.

Brett Walters, 35, graduated from Olds College with a Degree in Land Management. He also attended Brigham Young University where he studied Public Relations and Marketing.  Brett has worked with several companies in various sales and marketing capacities, including Midwest Surveys where he served as a Marketing and Sales Manager, Challenger Geomatics, were he served as Vice President of Marketing and Sales, and AT&T Canada. Brett has also founded a number of companies within Hawaii including Manta Ray Snorkel & Dive, Kealakekua Kayak & Dive, Shaka Discount Activities, and ISpyUSA.com

Cliff Walters, 59, has over 35 years of experience in administration. He graduated from Brigham Young University with a BA in Political Science in 1970, and Graduated from University of Lethbridge B. of Ed one year later. He then spent the next 32 years as an award and title-winning a coach, teacher, administrator, and counselor. Prior to Shaka, Cliff was an owner-operator of Manta Ray Dive shops in Kona, Hawaii, and Lamina Maui, Hawaii. Cliff is also Co-Owner operator of Kona Sunset Pools, Kona, Hawaii, one of the largest pool construction companies on the Island of Hawaii.

C. Trent Walters, 38, holds a BS in Chemistry from Donnelly College as well a Land Agent Degree. He worked in the Chemical Industry as a lab Manager for Exxon and Hampshire Chemicals and later worked for Pioneer Land, where he gained a wealth of knowledge in the Oil and Gas industry. Trent was the former President of Avalanche Acquisitions, a company that was instrumental in implementing wireless telecommunication service in Western Canada.  Trent's entrepreneurial desire took him to Hawaii where he proceeded to open and operate four dive shops in the Hawaiian Islands, a wholesale activity business, and an internet business directory.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESOURCES, INC.

By:	/S/ CLIFF WALTERS
Name: Cliff Walters Title: Chief Executive Officer

Dated: June 17, 2008